UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2009

AMERICAN LORAIN CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	001-34449 (Commission File No.)	87-0430320 (IRS Employer Identification No.)

Beihuan Road Junan County Shandong, China 276600 (Address of Principal Executive Offices) (Zip Code)

(86) 539-7318818
(Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 28, 2009, American Lorain Corporation, a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement"), dated October 28, 2009, by and between the Company and the accredited investors signatories thereto (collectively, the "Investors"), pursuant to which the Company agreed to issue to the Investors (i) 5,011,169 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), (ii) Series A Warrants to purchase 1,753,909 shares of Common Stock (the "Series A Warrant Shares") and (iii) Series B Warrants to purchase 501,115 shares of Common Stock (the "Series B Warrant Shares" and, collectively with the Series A Warrant Shares, the "Warrant Shares"). The aggregate purchase price is approximately $12 million. Pursuant to the Purchase Agreement, Investors have a right to participate in up to 25%, in the aggregate, of certain future financing transactions conducted by the Company within the next eighteen (18) months.

The initial exercise price of each of the Series A Warrants and Series B Warrants is $3.70 per share, subject to certain adjustments set forth therein, including adjustments in the event of certain future financing transactions conducted by the Company or in the event of a stock dividend or stock split. The Series A Warrants become exercisable six months from the date of issuance and have a term of five years thereafter. The Series B Warrants become exercisable six months from the date of issuance and have a term of 30 months thereafter.

In connection with the transaction, the Company entered into a registration rights agreement, pursuant to which the Company agreed to prepare and file a registration statement covering the resale of the Shares and the Warrant Shares with the Securities and Exchange Commission.

The Company is obligated to pay Rodman & Renshaw, LLC, as lead placement agent, and FT Global Inc., as co-lead placement agent, in the aggregate, a commission equal to 6% of the aggregate purchase price.

A form of the Purchase Agreement is attached hereto as Exhibit 10.1, a form of the Series A Warrant is attached hereto as Exhibit 4.1, a form of the Series B Warrant is attached hereto as Exhibit 4.2 and a form of the Registration Rights Agreement is attached hereto as Exhibit 4.3, each of which is incorporated into this Item 1.01 by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Based upon certain representations made by the Investors, as set forth in the Purchase Agreement and the Warrants, the securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

Item 8.01

Other Events.

On October 29, 2009, the Company issued a press release announcing the closing of the transaction described in Item 1.01 of this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

4.3	Registration Rights Agreement, dated as of October 28, 2009

10.1	Securities Purchase Agreement, dated as of October 28, 2009

99.1	Press Release, dated as of October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

Date: October 29, 2009	By: /s/ Si Chen
Name: Si Chen Title: Chairman, Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

4.3	Registration Rights Agreement, dated as of October 28, 2009

10.1	Securities Purchase Agreement, dated as of October 28, 2009

99.1	Press Release, dated as of October 29, 2009